Exhibit A

Dated as of [•]

PROVINCE OF SASKATCHEWAN

U.S.$[•]

[•]% Bonds, Series [•], due [•], 20[•]

UNDERWRITING AGREEMENT

Province of Saskatchewan Underwriting Agreement

[•], 20[•]

[•]

As representatives of the several Underwriters

c/o [•]

Dear Ladies and Gentlemen:

The Province of Saskatchewan (the “Province”) proposes to issue and sell the principal amount of its debt securities identified in Schedule I hereto (the “Securities”) to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The Securities will be issued in the form of one or more fully registered permanent global securities (the “Global Securities”) registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”), subject to the provisions of the fiscal agency agreement identified on Schedule I hereto (the “Fiscal Agency Agreement”). As of [•] (the “Time of Sale”), the Province had prepared the following information (collectively, the “Time of Sale Information”): the Basic Prospectus (as defined below) as supplemented by the Preliminary Final Prospectus (as defined below) dated [•] and the Issuer Free Writing Prospectus (as defined below), substantially in the form of Schedule I hereto. As used herein, “Issuer Free Writing Prospectus” shall have the meaning assigned to the term “issuer free writing prospectus” in Rule 433 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). This Agreement is to confirm the arrangements with respect to the purchase of the Securities by the several Underwriters.

1. Representations and Warranties. The Province represents and warrants to, and agrees with, the several Underwriters that:

(i) The Time of Sale Information, at the Time of Sale and at the Closing Date (as hereinafter defined), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Province makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Province in writing by or on behalf of an Underwriter through the Representatives specifically for use in such Time of Sale Information. The Issuer Free Writing Prospectus in the form of Schedule I hereto complies in all material respects with the U.S. Securities Act.

(ii) The Province has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement or registration statements under Schedule B of the U.S. Securities Act, which has or have become effective, for the registration of any Securities which may be sold in the United States under the U.S. Securities Act. Each such registration statement, as amended at the date of this Agreement, complies in all material respects with the requirements of the U.S. Securities Act and the rules and regulations thereunder. The Province has filed a Preliminary Final Prospectus (as defined below) with the SEC pursuant to Rule 424 under the U.S. Securities Act, which has been furnished to the Underwriters, and proposes to file with the SEC pursuant to Rule 424 under the U.S. Securities Act a supplement to the form of prospectus included in the most recent registration statement, or amendment thereto, filed with the SEC relating to the Securities and the plan of distribution thereof and has advised you of all further information (financial and other) with respect to the Province to be set forth therein. The registration statement or registration statements, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date of this Agreement, is or are herein called the “Registration Statement”; the prospectus in the form in which it appears in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Basic Prospectus”; the Basic Prospectus as supplemented to reflect the terms of the Securities and the terms of the offering thereof, in the form in which it shall be first filed with the SEC pursuant to Rule 424 under the U.S. Securities Act after the date hereof, including the documents incorporated by reference therein, is herein called the “Final Prospectus”; and any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 under the U.S. Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Final Prospectus.”

(iii) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the U.S. Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (a) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder and (b) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the summary set out in the Final Prospectus is not misleading, inaccurate or inconsistent when read with other parts of the Final Prospectus; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Province, at the purchase price set forth in Schedule II hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Toronto-Dominion Centre, 77 King Street West, Suite 3100, Toronto, Ontario, Canada (or such other place as may be agreed to by the Representatives and the Province) at 9:00 A.M., Toronto time, on [•] (or at such time on such later date not later than five business days after such specified date as the Representatives and the Province shall agree upon), which date and time may be postponed by agreement between the Representatives and the Province or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Global Securities shall be made to the Representatives or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Province in immediately available (same day) funds by transfer to a U.S. dollar account specified by the Province. The Global Securities shall be substantially in the form annexed to the Fiscal Agency Agreement and registered in the name of Cede & Co., as nominee of DTC.

The Global Securities shall be made available for inspection and checking by the Representatives in Toronto, Ontario not later than 3:00 P.M. (Toronto time) on the business day prior to the Closing Date. For purposes of this Agreement, “business day” shall mean a day on which banking institutions in the City of New York, the City of Toronto, Ontario and the City of Regina, Saskatchewan are not authorized or obligated by law or executive order to be closed.

4. Listing. The Province agrees with the several Underwriters to file or cause to be filed an application to list the Securities on the International Securities Market of the London Stock Exchange (the “Stock Exchange”) on or as soon as possible after the Closing Date. References herein to “list”, “listed” or “listing” when used in relation to the Stock Exchange shall mean admitted to the Official List and admitted to trading on the International Securities Market. The Province shall use its reasonable best efforts to cause the Securities to be listed on the Stock Exchange on or as soon as possible after the Closing Date. The Province further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause the listing of the Securities on the Stock Exchange to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may delist the Securities from the Stock Exchange; provided, further, that if the Securities are to be so delisted from the Stock Exchange, the Province will use its reasonable best efforts to obtain the admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation service as it may reasonably decide (including a market which is not a regulated market or a market outside of the European Economic Area), provided however that any such authority, exchange or service shall be commonly used for the listing and trading of debt securities in the international bond market, provided that nothing herein shall require the Province to seek an alternative admission to listing, trading and/or quotation of the Securities on any such authority, exchange or service where it would be, as reasonably determined by the Province, impractical or unduly burdensome to do so.

The provisions of this Section 4 shall apply, mutatis mutandis, to any other listing authority, securities exchange and/or quotation service on which the Securities may be admitted to listing, trading and/or quotation.

5. Agreements. (a) The Province and the several Underwriters agree that:

(i) Prior to the termination of the offering of the Securities, the Province will not file any amendment to the Registration Statement, any supplement to the Time of Sale Information or the Final Prospectus, unless the Province has furnished to the Underwriters a copy for their review prior to filing and will not file any such proposed amendment, supplement or document to which the Underwriters reasonably object, except that the Underwriters may not object to the filing, as exhibits to an amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K, of reports prepared by the Province in the ordinary course. Subject to the foregoing sentence, the Province will cause any Preliminary Final Prospectus and the Final Prospectus to be filed (or mailed for filing) with the SEC pursuant to Rule 424 under the U.S. Securities Act and the Province will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the U.S. Securities Act. Prior to the termination of the offering of the Securities, the Province will promptly advise the Representatives (i) when the Time of Sale Information, the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Final Prospectus shall have been filed (or mailed for filing) with the SEC, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the SEC for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Province will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) Before using or filing any Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectus substantially in the form of Schedule I hereto, the Province will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object; provided that the Representatives may not object to a filing that is required under the U.S Securities Act.

(iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the U.S. Securities Act, any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Time of Sale

Information or the Final Prospectus to comply with the U.S. Securities Act or the rules and regulations thereunder, the Province promptly will prepare and file with the SEC, subject to the first sentence in paragraph (a)(i) of this Section 5, an amendment or supplement at its own expense which will correct such statement or omission or an amendment which will effect such compliance.

(iv) The Province will make generally available to its security holders and to the Representatives as soon as practicable after the close of its first fiscal year beginning after the date hereof, statements of its revenues and expenditures for such fiscal year which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and the applicable rules and regulations thereunder.

(v) The Province will furnish to the Representatives, upon request, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act or publication of a prospectus may be required by the European Prospectus Regulation, as many copies of any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(vi) The Province will arrange for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the securities laws of such states and other jurisdictions of the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Province shall not be obligated to take any action in connection with such qualification that would subject it to service of process generally or require it to qualify as a dealer in securities.

(vii) The Province will pay all expenses in connection with (a) the preparation, issue, execution and delivery of the Securities (including fees of the registrar, fiscal agent, transfer agent and paying agents and the fees and expenses of the Province’s legal advisors in accordance with the respective agreements with the parties), (b) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the SEC, (c) if applicable, all fees and expenses in relation to the listing of the Securities on the Stock Exchange and the maintenance of such listing and (d) any fee payable to rating services in connection with the rating of the Securities.

(viii) The Province will pay all costs incurred in connection with the printing of the Final Prospectus and each Preliminary Final Prospectus (including all amendments thereof or supplements thereto), any Issuer Free Writing Prospectus and the cost of delivering the same to locations designated by the Underwriters, the Province and each of their counsel.

(b) Each Underwriter agrees that:

(i) It will cause the Representatives to deliver to the Province a letter prior to the Closing Date containing the total sales of the Securities made in the initial distribution in the United States together with an estimate of the number of Securities reasonably expected to be sold within the United States in secondary market transactions within 40 days of the Closing Date; provided, however, that the Underwriters shall bear no responsibility for any discrepancy between such estimate and the actual number of Securities sold within the United States pursuant to such secondary market transactions in such time period.

(ii) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) (which term includes use of any written information furnished to the SEC by the Province and any press release issued by the Province) other than (A) the Issuer Free Writing Prospectus substantially in the form of Schedule I hereto or prepared pursuant to Section 5(a)(ii) above, or (B) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by the Province in advance in writing (each such “free writing prospectus” referred to in this clause (B), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 5(b)(iv) below.

(iii) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 5(b)(ii)(B) in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Province has consented in advance in writing to such dissemination.

(iv) It has not used and will not use, without the prior written consent of the Province, any “free writing prospectus” that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the SEC; provided that the Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of the Province; and provided further that such Bloomberg term sheet, solely as a result of use by the Underwriters, would not trigger an obligation to file such free writing prospectus with the SEC pursuant to Rule 433 under the U.S. Securities Act.

(v) It is not subject to any pending proceeding under Section 8A of the U.S. Securities Act with respect to the offering (and will promptly notify the Province if any such proceeding against it is initiated during the period that delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act).

(vi) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, [•] as one of the Representatives (the “UK Manufacturer”) understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Final Prospectus, the Final Prospectus and

announcements in connection with the Securities. The Underwriters (other than the UK Manufacturer) and the Province note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the Preliminary Final Prospectus, the Final Prospectus and announcements in connection with the Securities.

6. Selling Restrictions.

(a) European Economic Area. In relation to each member state of the European Economic Area (a “Member State”), each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that it and each such affiliate has not made and will not make an offer of Securities which are the subject of the offering contemplated by the Final Prospectus to the public in that Member State except that it and each such affiliate may make an offer of such Securities to the public in that Member State:

(i) to any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation (a “Qualified Investor”);

(ii) to fewer than 150 natural or legal persons (other than Qualified Investors), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Province for any such offer; or

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Securities shall require the Province or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means or presenting sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

(b) United Kingdom. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c) Hong Kong. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i) The Securities will not be offered or sold in Hong Kong, by means of the Preliminary Final Prospectus, the Final Prospectus, or any document, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

(d) Singapore. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i) The Preliminary Final Prospectus has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore (the “MAS”), and the Securities may not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Securities may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

(e) Japan. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i) The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) and, accordingly, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, undertakes that it has not offered or sold and will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Law (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

(f) United Arab Emirates. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that the Securities:

(i) United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market)

have not been and will not be offered, sold or publicly promoted or advertised in the United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market) other than in compliance with any laws applicable in the United Arab Emirates governing the issue, offering and sale of securities;

(ii) Dubai International Financial Centre

have not been and will not be offered to any person in the Dubai International Financial Centre unless such offer is: (a) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the rulebook of the Dubai Financial Services Authority (the “DFSA Rulebook”); and (b) made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA Rulebook; and

(iii) Abu Dhabi Global Market

have not been and will not be offered to any person in the Abu Dhabi Global Market unless such offer is: (a) an “Exempt Offer” in accordance with Rule 4.3 of the Markets Rules of the Financial Services Regulatory Authority (the “FSRA”) rulebook; and (b) made only to persons who meet the Professional Client criteria set out in the Conduct of Business Module of the FSRA rulebook.

(g) Sale and Distribution. In addition to the provisions of Sections 6(a) through (f) above, each of the Underwriters, on behalf of itself and each of its respective affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it and each of its respective affiliates has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Time of Sale Information, any “free writing prospectus”, or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement. In addition, the Representatives agree with the Province to cause each selling group member to agree to comply with the restrictions on offers and sales of the Securities set forth in this Section 6.

(h) Authorizations. Without prejudice to the provisions of Sections 6(a) through (f) above and except for the registration of the Securities under the U.S. Securities Act and the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate pursuant to Section 5(a)(vi), the Province shall not have any responsibility for, and the Underwriters severally agree with the Province that each Underwriter and their respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Securities.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Province contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Province made in any certificates furnished pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Province or the Representatives shall be contemplated or threatened by the SEC; and the Final Prospectus shall have been filed with the SEC pursuant to Rule 424 not later than 5:30 P.M., New York City time, on the second business day following the date hereof or transmitted by a means reasonably calculated to result in filing with the SEC by such date; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the U.S. Securities Act, shall have been filed with the SEC under the U.S. Securities Act.

(b) The Province shall have furnished to the Representatives, on behalf of the Underwriters, on or prior to the Closing Date, a written opinion dated the Closing Date of McDougall Gauley LLP, legal counsel to the Province substantially to the effect that, based on the assumptions and subject to the qualifications set forth therein:

(i) this Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant Governor in Council applicable thereto;

(ii) the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, assuming due execution and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of the Province enforceable in accordance with its terms;

(iii) the Securities have been duly authorized and the Global Securities have been duly executed by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, when the Global Securities are authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Province, enforceable in accordance with their terms;

(iv) the statements in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus under the caption “Description of Debt Securities and Warrants — Canadian Income Tax Considerations,” as supplemented by “Tax Matters — Canadian Taxation” are accurate in all material respects subject to the qualifications therein stated;

(v) the payment of principal of and interest on the Securities will be payable out of the General Revenue Fund of the Province of Saskatchewan;

(vi) no authorization, consent, waiver or approval of, or filing, registration, qualification or recording with, any governmental authority of the Province of Saskatchewan or of Canada is required in connection with the execution, delivery and performance by the Province of this Agreement or the Fiscal Agency Agreement or the sale of the Securities by the Province in the manner contemplated in this Agreement and the Final Prospectus, except for the applicable Order or Orders of the Lieutenant-Governor in Council, which have been obtained;

(vii) no stamp or other similar duty or levy is payable under the laws of the Province of Saskatchewan or the laws of Canada applicable in the Province in connection with the execution, delivery and performance by the Province of this Agreement and the Fiscal Agency Agreement, or in connection with the issue and sale of the Securities by the Province in the manner contemplated in this Agreement, the Time of Sale Information and the Final Prospectus; and

(viii) His Majesty the King in right of Saskatchewan may be sued in the Court of King’s Bench of the Province of Saskatchewan with regard to any claims arising out of or relating to the obligations of the Province under the Securities. No law in the Province of Saskatchewan requires the consent of any public official or authority for suit to be brought or judgment to be obtained against His Majesty the King in right of Saskatchewan arising out of or relating to the obligations of the Province under the Securities, although His Majesty the King in right of Saskatchewan may require certain information to be provided to His Majesty the King in right of Saskatchewan. An amount payable by His Majesty the King in right of Saskatchewan under an order of a court of the Province of Saskatchewan that is final and not subject to appeal is payable out of the General Revenue Fund of the Province of Saskatchewan pursuant to The Proceedings Against the Crown Act, 2019 (Saskatchewan).

(c) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date from Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel to the Province, favorable opinions dated the Closing Date, subject to such qualifications and based upon such assumptions as are customary in the United States in respect of such opinion, to the effect that:

(i) the Securities, when issued and delivered, will conform in all material respects to the description contained in the Time of Sale Information and Final Prospectus under the caption “Description of Debt Securities and Warrants”; and

(ii) the statements in the Time of Sale Information and the Final Prospectus under the heading “Description of Debt Securities and Warrants — United States Income Tax Considerations”, as supplemented by “Tax Matters — United States Taxation”, to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

Such counsel shall also state that based upon such counsel’s participation in conferences and telephone conversations with officers and other representatives of the Province and counsel for the Province (and relying as to factual matters on officers, employees and other representatives of the Province), such counsel’s understanding of the U.S. federal securities laws and the experience they have gained in their practice thereunder, they advise that their work in connection with this matter did not disclose any information that caused them to believe that (A) as of the Time of Sale, the Registration Statement or any amendment thereto prior to the Closing Date (except for the financial statements, financial statement schedules and other financial, accounting or statistical data included therein or omitted therefrom, as to which such counsel expresses no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of the Time of Sale, the Time of Sale Information (except for the financial statements, financial statement schedules and other financial, accounting or statistical data included therein or omitted therefrom, in each case, as to which such counsel expresses no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) at the time the Final Prospectus was issued, at the time any amended or supplemented prospectus was issued or at the Closing Date, the Final Prospectus or any amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial, accounting or statistical data included therein or omitted therefrom, as to which such counsel expresses no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving such opinions, such counsel may rely, without independent investigation, as to matters relating to the federal law of Canada or the laws of the Province, on the opinion of legal counsel of McDougall Gauley LLP, rendered pursuant to Section 7(b) hereof.

(d) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date from [•], Canadian counsel for the Underwriters, a favorable opinion dated the Closing Date as to the form and validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities on the Closing Date, and the Representatives, on behalf of the Underwriters, shall have received on the Closing Date from [•], United States counsel for the Underwriters, a favorable opinion dated the Closing Date with respect to the Registration Statement, the Time of Sale Information and the Final Prospectus and other related matters as the Representatives may reasonably require. In giving their opinion, [•] may rely upon the opinion of [•] as to matters of Canadian and Saskatchewan law.

(e) The Province shall have furnished to the Representatives, on behalf of the Underwriters, on the Closing Date a certificate of the Province, signed by the duly authorized officer of the Province (who may rely as to proceedings pending or contemplated upon the best of his knowledge), dated the Closing Date, to the effect that:

(i) the representations and warranties of the Province in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Province has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Province’s knowledge, threatened; and

(iii) there has been no material adverse change in the financial, economic or political conditions of the Province from those set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Final Prospectus.

(f) Subsequent to the execution of this Agreement and on or prior to the Closing Date, there shall not have been any decrease in the ratings of any of the Province’s long-term debt securities by Moody’s Ratings, Standard & Poor’s, a division of S&P Global Inc., Fitch Ratings, Inc. or Morningstar DBRS, a division of Morningstar Inc..

(g) Prior to the Closing Date, the Province shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given as soon as practicable to the Province in writing or by telephone or facsimile transmission, in either case confirmed in writing.

8. Stabilization and Over-allotment. The Underwriters (or persons acting on their behalf) may over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Securities is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the Province received the proceeds of the Securities, and 60 days after the date of the allotment of the Securities. Any stabilization action or over-allotment must be conducted by the Underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the Underwriters (or persons acting on their behalf) and on the Exchange. Any over- allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) (if applicable). The Province authorizes the

Representatives to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance and to handle requests from any relevant competent authority for the purposes of Article 6(5)(b) of Commission Delegated Regulation (EU) 2016/1052 and Article 6(5)(b) of Commission Delegated Regulation (EU) 2016/1052, as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

9. Indemnification and Contribution.

(a) The Province will indemnify and hold harmless each Underwriter, each of its affiliates that participates in the initial distribution of the Securities and each person, if any, who controls any Underwriter within the meaning of the U.S. Securities Act or the U.S. Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the U.S. Securities Act, the U.S. Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement relating to the Securities or any amendment thereof , including all documents incorporated by reference, or the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such indemnified party for any legal or other expenses reasonably incurred by such Underwriter or such indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Province by any Underwriter through the Representatives specifically for use therein and (ii) such indemnity with respect to the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus and the Time of Sale Information shall not inure to the benefit of any Underwriter or affiliate thereof (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Time of Sale Information at or prior to the sale of such Securities to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus, Issuer Free Writing Prospectus, or Preliminary Final Prospectus was corrected in the Time of Sale Information provided to the Underwriter prior to the time of sale of such Securities to such person. The indemnity in this Section 9(a) will be in addition to any liability which the Province may otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Province and the duly authorized representatives in the United States of the Province who have signed the Registration Statement, against any losses, claims, damages or liabilities to which the Province or its duly authorized representatives may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement relating to the Securities or any amendment thereof or in the Time of Sale Information or Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by such Underwriter through the Representatives specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Province or its duly authorized representatives in connection with investigating or defending any such loss, claim, damage, liability or action, or (ii) a breach by such Underwriter of any representation, or failure to perform or observe any agreement, contained in Section 6 of this Agreement. The indemnity in this Section 9(b) will be in addition to any liability which such Underwriter may otherwise have. The Province acknowledges, for the purposes of clause (i) above, that the statements under the heading “Underwriting” (except for the statements in the paragraphs relating to the European Economic Area, the United Kingdom and the securities laws of Hong Kong, Singapore, Japan and the United Arab Emirates, the sentence relating to stamp taxes and other charges and the sentences relating to the estimated expenses of the Province) in Time of Sale Information or in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any of the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct; provided that such acknowledgement by the Province does not extend to any “free writing prospectus” other than the Issuer Free Writing Prospectus in the form of Schedule I hereto.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and the payment of all reasonable fees and expenses as they are incurred; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii)

the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action).

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. The Province and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities to which the Province and the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount specified in Schedule II hereto bears to the public offering price of the Securities specified in Schedule I hereto and the Province is responsible for the balance; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder. For purposes of this Section 9, each affiliate that participates in the initial distribution of the Securities and each person who controls an Underwriter within the meaning of the U.S. Securities Act shall have the same rights to contribution as the Underwriters, and each duly authorized representative in the United States of the Province who shall have signed the Registration Statement shall have the same rights to contribution as the Province. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this paragraph (d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Province. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Province and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. The obligations under this Agreement may be terminated by the Representatives or the Province, in their respective absolute discretions, by notice given to the Province or the Representatives, as the case may be, prior to delivery of and payment for the Securities, if during the period beginning on the date hereof to and including the Closing Date prior to the delivery of and payment for the Securities, (a) trading in securities generally on the New York Stock Exchange or on any stock exchange on which any debt securities of the Province are listed shall have been suspended or materially limited, or minimum prices are established, (b) a general banking moratorium is declared in either the United States or Canada, or (c) there shall have occurred in the reasonable opinion of the Province or the Representatives, as the case may be, (i) a material change in general economic, political or financial conditions or (ii) a material change resulting from the effect of international conditions on the financial markets in the United States or Canada, in each case so as to make it impracticable to market the Securities on the terms and in the manner contemplated by the Time of Sale Information or the Final Prospectus.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Province and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Province or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 9 hereof shall survive the termination of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives on behalf of the Underwriters, will be mailed, delivered or telegraphed and confirmed to them care of [•], Attention: [•] (email: [•]), or, if sent to the Province, will be mailed, delivered or telegraphed and confirmed at the Provincial Treasury Office, 6th Floor, 2350 Albert Street, Regina, Saskatchewan S4P 4A6 Attention: Rodney Balkwill, Assistant Deputy Minister and Chief Investment Officer (Telephone No. 306-787-9473).

14. Successors and Assigns. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the officials and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Neither this Agreement nor any interest or obligation in or under this Agreement may be assigned by the Underwriters without the prior written consent of the Province or by the Province without the prior written consent of the Representatives on behalf of the Underwriters.

15. Dollar Figures. All dollar figures herein set forth are in U.S. dollars, unless otherwise indicated.

16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable in Saskatchewan.

17. No Fiduciary Relationship. The Province acknowledges and agrees that: (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Province, on the one hand, and the Underwriters, on the other hand; (b) in connection with the offerings contemplated hereby and the process leading to such transaction the Underwriters are and have been acting as a principal and are not the agent or fiduciary of the Province, or its respective creditors, employees or any other party; and (c) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Province has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18. Counterparts. This Agreement may be executed in one or more counterparts (including counterparts by facsimile) and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.

19. Advertisements. All advertisements of the issue of the Securities or publication of such formal notice as may be required by the rules of the Stock Exchange in connection with the listing of the securities on the Stock Exchange shall be published in a form or forms and manner to which the Province consents in writing prior to the date of publication. The Province may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.

20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The terms which follow, when used in this Section 20, shall have the meanings indicated.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Other Liabilities Governed by Non-EEA Law / Non-UK Law. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties, each counterparty to a Relevant BRRD Party under this Agreement (including for the avoidance of doubt, the Province) acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Relevant BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and/or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The terms which follow, when used in this Section 21, shall have the meanings indicated.

“Bail-in Legislation” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and (ii) in relation to the United Kingdom means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings.

“Bail-in Powers” means (i) in relation to a member state of the European Economic Area, any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation and (ii) in relation to the United Kingdom, the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents- guidelines/eu-bail-legislation-schedule.

“Relevant BRRD Party” means those Underwriters which are subject to the BRRD or UK Bail-in Legislation.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

22. Time of the Essence. Time shall be of the essence in this Agreement.

23. Representation of Underwriters. In all dealings hereunder, the Representatives shall, and have all necessary authority to, act on behalf of each of the Underwriters, and the Province shall be entitled to act and rely upon any statement, request, notice or agreement given by the Representatives, jointly or individually, on behalf of any of the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Province and the Underwriters.

Very truly yours,

Province of Saskatchewan

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[•]

By:
Name:
Title:

Acting for itself and on behalf of the several Representatives and the several Underwriters

SCHEDULE I

Province of Saskatchewan

(Canada)

US$[•] [•]% Bonds, Series [•] due 20[•]

Final Term Sheet

Issuer:	Province of Saskatchewan

Title:	[•]% Bonds, Series [•] due [•], 20[•]

Format:	SEC Registered Global Offering

Ranking:	Direct, unconditional debt

Size:	US$[•]

Trade Date:	[•], 20[•]

Settlement Date:	[•], 20[•]

Maturity:	[•], 20[•]

Interest Payment Dates:	[•] and [•] each year

First Interest Payment Date:	[•], 20[•]

Spread to Benchmark Treasury:	T + [•] bps

Spread to Mid-Swaps:	+[•] bps

Benchmark Treasury:	[•]% due [•], 20[•]

UST Spot/Yield:	[•] / [•]%

Yield to Maturity:	[•]%

Coupon:	[•]% payable semi-annually

Price:	[•]%, plus accrued interest, if any, from [•], 20[•]

Day Count:	[•]

Minimum Denominations:	US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000

Joint Lead Managers:	[•]

Co-managers:	[•]

CUSIP#/ISIN#:	[•] / [•]

Listing:	Application for admission to trading on the International Securities Market of the London Stock Exchange will be completed following settlement on a reasonable best efforts basis.

Governing Law:	Province of Saskatchewan and Canada.

Prospectus and Prospectus Supplement:	Prospectus dated as of [•], 20[•] and Preliminary Prospectus Supplement dated as of [•], 20[•].

UK MiFIR Product Governance	Professional Clients & Eligible Counterparties

Settlement	We expect that delivery of the Securities will be made against payment therefor on or about [•], 20[•], which is [•] business days following the date of pricing of the Securities (this settlement cycle being referred to as “T + [•]”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Securities on the date of pricing or the succeeding business day will be required, by virtue of the fact that the Securities initially will settle in T + [•], to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Securities who wish to trade their Securities on the date of pricing or the succeeding business day should consult their own advisor.

Stabilization:	Reg M/FCA/ICMA

Legends:	This communication is intended for the sole use of the person to whom it is provided by us.

U.S. Legend:	The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [•] at [•].

United Kingdom Legend:	This document is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any Securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

European Economic Area Legend:	If and to the extent that this document is communicated in, or the offer of the Securities to which it relates is made in, any European Economic Area Member State (each, a “Member State”), this announcement and the offer are only addressed to and directed at persons in that Member State who are qualified investors within the meaning of Regulation EU 2017/1129 (as amended, the “Prospectus Regulation”) (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State. This document has been prepared on the basis that any offer of the Securities in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus or supplement to a prospectus under the Prospectus Regulation.

Hong Kong Legend:	The Securities will not be offered or sold in Hong Kong, by means of this document or any document, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (iii) in other circumstances which do not result in this document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

Singapore Legend:	This document has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore (the “MAS”), and the bonds may not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the bonds may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan Legend:	The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) and, accordingly, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, will undertake that it has not offered or sold and will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Law (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

United Arab Emirates Legend:

United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market)

The Securities have not been and will not be offered, sold or publicly promoted or advertised in the United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market) other than in compliance with any laws applicable in the United Arab Emirates governing the issue, offering and sale of securities.

Dubai International Financial Centre

The Securities have not been and will not be offered to any person in the Dubai International Financial Centre unless such offer is: (a) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the rulebook of the Dubai Financial Services Authority (the “DFSA Rulebook”); and (b) made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA Rulebook.

Abu Dhabi Global Market

The Securities have not been and will not be offered to any person in the Abu Dhabi Global Market unless such offer is: (a) an “Exempt Offer” in accordance with Rule 4.3 of the Markets Rules of the Financial Services Regulatory Authority (the “FSRA”) rulebook; and (b) made only to persons who meet the Professional Client criteria set out in the Conduct of Business Module of the FSRA rulebook.

Other:	ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

Price to Underwriters: [•]%

Underwriter	Principal Amount of Securities to be Purchased
[•]	US$	[•]
[•]		[•]
[•]		[•]
[•]		[•]
[•]		[•]
[•]		[•]
[•]		[•]
Total	US$	[•]

II-1